Exhibit 99.1

Ittella International and Forum Merger II Corporation Complete Business Combination to Form Tattooed Chef, Inc.

Transaction Introduces Tattooed Chef as a Public Company on Nasdaq Under Symbol “TTCF”

Paramount, California and Delray Beach, Florida, October 15, 2020 (GLOBE NEWSWIRE) – Ittella International, a plant-based food company with a broad portfolio of innovative products, and Forum Merger II Corporation (“Forum”)(Nasdaq: FMCI), a special purpose acquisition company, today announced that they have completed their business combination to form Tattooed Chef, Inc. (“Tattooed Chef”). Tattooed Chef’s common stock and warrants will begin trading on Nasdaq under the ticker symbols “TTCF” and “TTCFW”, respectively, starting October 16, 2020.

“I am incredibly proud of our team’s hard work and dedication,” said Sam Galletti, President and CEO of Tattooed Chef. “We have significant growth opportunities and believe we are positioned to accelerate that growth. We will continue to build brand awareness, expand distribution with new and existing customers, continue to launch innovative products, and invest in our infrastructure to capitalize on the global plant-powered food market.”

“The Tattooed Chef brand was created to meet the growing demand for great tasting plant-based foods. We offer convenience without sacrificing quality, nutritional value or freshness,” added Sarah Galletti, Creative Director and “The Tattooed Chef”. “As a public company, we expect to broaden our consumer reach and are thrilled to share our innovative products with more households across the country and the world.”

“We are excited to complete this transaction and believe Tattooed Chef has a long runway for growth in the global plant-powered food market,” said David Boris, Co-CEO and CFO of Forum. Sam and his team have done an extraordinary job delivering operational and financial results and we look forward to partnering with management to help create value for our stockholders.”

Tattooed Chef will continue be led by its existing management team: Sam Galletti, President and CEO, Chuck Cargile, CFO, Stephanie Dieckmann, COO, and Sarah Galletti, the creator of Tattooed Chef and Creative Director.

Key Transaction Details

Tattooed Chef intends to use the proceeds from the transaction to accelerate its growth and for general corporate purposes. Tattooed Chef’s shareholders retained approximately 80% of their equity stake, which represents a nearly 60% ownership in Tattooed Chef following completion of the business combination.

Harrison Co. acted as financial advisor to Ittella International. Rutan & Tucker, LLP served as legal counsel to Ittella International. Jefferies LLC served as sole M&A advisor to Forum. EarlyBirdCapital, Inc. served as financial advisor to Forum. White & Case LLP served as legal counsel to Forum.

About Tattooed Chef

Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative plant-based food products that taste great and are sustainably sourced. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, and cauliflower pizza crusts, which are available in the frozen food sections of leading national retail food stores across the United States. Understanding consumer lifestyle and food trends, and a commitment to innovation, allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides great-tasting, approachable, and innovative products not only to the growing group of consumers who seek to adopt a plant-based lifestyle, but to any of the “People Who Give a Crop™”. For more information, please visit www.tattooedchef.com.

About Forum Merger II Corporation

Forum Merger II Corporation, sponsored by Marshall Kiev and David Boris, was organized to consummate a business combination with a private company which was looking to grow its business, add liquidity for its owners and create a significant equity opportunity for key management. It is the second special purpose acquisition company (“SPAC”) organized by Messrs. Kiev and Boris to complete a business combination. More information is available at www.forummerger.com.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “runway,” “trend,” “accelerate,” “continues,” “on-track,” “opportunities” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Forum’s or Tattooed Chef's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: uncertainty surrounding the launch and ultimate success of Tattooed Chef’s e-commerce platform; the need to prove Tattooed Chef’s ability to increase distribution to new retail customers, build brand awareness and continue to launch innovative products; the outcome of any legal proceedings that may be instituted against Tattooed Chef; the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; the ability to meet Nasdaq’s listing requirements following the consummation of the business combination; costs related to the business combination; and other risks and uncertainties indicated from time to time in the definitive proxy statement filed by Forum with the Securities and Exchange Commission (the “SEC”) in connection with the business combination, including those under “Risk Factors” therein, and other factors identified in Forum’s prior and Tattooed Chef’s future filings with the SEC, available at www.sec.gov. Some of these risks and uncertainties may be amplified by the COVID-19 outbreak. Neither Forum nor Tattooed Chef undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact
Investor Relations
(212) 739-7860

investors@forummerger.com